                                  EXHIBIT 99.1



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                                   SCHEDULE A

                             AGREEMENTS TRANSFERRED

                           PURSUANT TO THIS AGREEMENT


COMPANY           DESCRIPTION                             DATE              TERM
- -------           -----------                             ----              ----

International     Non-exclusive license and               May               3 Years/
Diagnostics       marketing agreement concerning          1988              Annual Renewal
Systems           equine drugs of abuse reagents                            Option

Flurotec, Inc.    Non-exclusive license agree-            October           3 Years/
                  ment to develop, manufacture            1988              Automatic
                  and sell assays in the bio-                               Renewal
                  technology industrial (non-
                  clinical) market

Hospital for      Feasibility and development             April             3 Years
Sick Children     funding agreement related to            1988
                  cellular flourescence biassays

Southern          Exclusive supply agreement              December          2 1/2 Years
Biotechnology     for private label reagents              1987              Expired
Associates        and supplies                                              May 1990

Pacific           Non-exclusive license agree-            Agreement
Diagnostics       ment to make, use, and                  pending
                  sell products using the Screen          signature
                  Machine/FCA technology in the           approval
                  medical research market in
                  Australia, New Zealand, and
                  the Far East.

Chicago           Research funding agreement              August            6 Months
Medical           related to measuring in vitro           1990
School            cell-mediated cytotoxicity
                  using FCA technology.


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


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                                   SCHEDULE C

            EXISTING BAXTER SERVICE CONTRACTS AND WARRANTY AGREEMENTS

                     TRANSFERRED PURSUANT TO THIS AGREEMENT


CUSTOMER                                                    INSTRUMENT
- --------                                                    ----------

M.D. Anderson                                               FCA 63
Miami Baptist                                               S/M 38
Miami Baptist                                               FCA 84
Monsanto                                                    S/M 115
Affymax                                                     S/M 162
U of West Ontario                                           FCA 1054
NIH                                                         S/M 54
NIH                                                         S/M 104
Abbott                                                      S/M 28
Alcon Labs                                                  S/M 12
Centocor                                                    S/M 20
Mol Biosyst                                                 FCA 1022
Genentech                                                   S/M 37
Hosp for Sick Children                                      S/M 75
Hosp for Sick Children                                      S/M 101
Hosp for Sick Children                                      FCA 66
Comnaught                                                   S/M 110
M.D. Anderson                                               S/M 41
3M Company                                                  S/M 59
IDEXX                                                       FCA 1041
Henry Jackson                                               FCA 1084
Boehringer                                                  S/M 164
U of Alabama                                                S/M 100
U of Minnesota                                              FCA 82
Glaxco                                                      FCA 1096
Glaxco                                                      FCA 1097
U of Miami                                                  FCA 77
Athena                                                      S/M 107


Unearned Service Contract Revenue                           $60,809
         @ 7/31/90                                          =======

90 day warranty on new instruments -
warranty reserve balance @ 7/31/90    $2,583
                                      ======
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